Exhibit 99.1

QualTek Announces Second Quarter 2022 Financial Results

Second Quarter 2022 Financial Highlights

- Record second quarter 2022 revenue of $184.2 million, a 41% increase year-over-year

- Second quarter 2022 Telecom segment revenue of $175.2 million, a 48.5% increase year-over-year

- Telecom adjusted EBITDA margins continue to expand as expected

- Reported 24-month backlog at the end of Q2 2022 is $2.3 billion

Blue Bell, PA. (August 8, 2022) -- QualTek Services Inc. (“QualTek” or the “Company”) (NASDAQ: QTEK), a leading turnkey provider of infrastructure services to the North American 5G wireless, telecom, power grid modernization, and renewable energy sectors, announced today strong 2022 second quarter financial results of its subsidiary QualTek HoldCo, LLC.

Second quarter 2022 revenue was $184.2 million, compared to $130.6 million for the second quarter of 2021, a 41% increase. The increase in revenue was attributable to significant volume increases in 5G and Fiber rollouts in the Company’s Telecom segment. Net loss for the second quarter 2022 was $25.6 million compared to $21.8 million for the prior year period. The increase is largely driven by public company readiness costs, stock compensation, and costs related to being a public company, which did not exist in the same quarter prior year. Second quarter 2022 adjusted EBITDA was $10.2 million compared to $6.4 million, inclusive of discontinued Canadian operations, for the second quarter of 2021, a 59% increase. Backlog at the end of the second quarter 2022 was $2.3 billion, up from year-end 2021 of $2.1 billion and up from first quarter 2022 of $2.2 billion. As previously discussed, the Company will issue updated guidance after Q3.

Scott Hisey, QualTek’s Chief Executive Officer, said “We continue to experience unprecedented demand for our services. In this past quarter, we recorded the highest second quarter revenue in the Company’s history, up 41% year-over-year. It’s important to note that 96% of revenue was generated under Master Service Agreements. This growth, coupled with our estimated $2.3 billion backlog, has positioned QualTek to capitalize on what we continue to believe will be the largest telecommunications 5G and fiber builds in our nation’s history.”

Management will hold a conference call to discuss these results on Tuesday, August 9, 2022, at 9:00 a.m. Eastern Time. The call-in number for the conference call is 1 (888) 330 – 2454 or 1 (240) 789 - 2714 using passcode 2965812. Additionally, the call will be broadcast live over the Internet and can be accessed and replayed through the investor relations section of the Company's website at qualtekservices.com.

The following tables set forth the financial results for the periods ended July 2, 2022, and July 3, 2021:

QUALTEK SERVICES INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited - in thousands, except share and per share information)

	For the Three Months Ended		For the Six Months Ended
	July 2, 2022	July 3, 2021	July 2, 2022	July 3, 2021
Revenue	$184,222	$130,609	$332,383	$249,722
Costs and expenses:
Cost of revenues	164,180	111,828	296,285	215,339
General and administrative	16,637	11,396	38,778	23,923
Transaction expenses	1,320	903	10,588	1,452
Depreciation and amortization	14,794	13,023	29,560	25,645
Total costs and expenses	196,931	137,150	375,211	266,359
Loss from operations	(12,709)	(6,541)	(42,828)	(16,637)
Other income (expense):
Gain on sale/disposal of property and equipment	145	114	2,060	304
Interest expense	(13,085)	(11,227)	(25,428)	(21,138)
Loss on extinguishment of convertible notes	—	(2,436)	—	(2,436)
Total other expense	(12,940)	(13,549)	(23,368)	(23,270)
Loss from continuing operations	(25,649)	(20,090)	(66,196)	(39,907)
Loss from discontinued operations	—	(1,740)	—	(3,129)
Net loss	(25,649)	(21,830)	(66,196)	(43,036)
Less: Net loss attributable to noncontrolling interests	(13,931)	—	(49,478)	—
Net loss attributable to QualTek Services Inc.	(11,718)	(21,830)	(16,718)	(43,036)
Other comprehensive income:
Foreign currency translation adjustments	—	(13)	—	172
Comprehensive loss	$(11,718)	$(21,843)	$(16,718)	$(42,864)
Earnings per share:
	Three months ended	Three months ended	February 14, 2022	Six months ended
	July 2, 2022	July 3, 2021	through July 2, 2022	July 3, 2021
Net loss per share - continuing operations - basic	$(0.48)	$(1.75)	$(0.68)	$(3.52)
Net loss per share - continuing operations - diluted	$(0.50)	$(1.75)	$(0.71)	$(3.52)
Net loss per share - discontinued operations - basic and diluted	$—	$(0.15)	$—	$(0.27)
Weighted average Class A common shares outstanding - basic	22,171,350	11,923,941	22,171,350	11,797,013
Weighted average Class A common shares outstanding - diluted	—	11,923,941	—	11,797,013
Weighted average Class A and B common shares outstanding - diluted	44,998,748	—	44,998,748	—

QUALTEK SERVICES INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited - in thousands)

	July 2, 2022	December 31, 2021
Assets
Current assets	$266,610	$226,523
Property and equipment, net	54,729	50,682
Intangible assets, net	343,052	364,174
Goodwill	28,943	28,723
Other long-term assets	1,775	1,657
Total assets	$695,109	$671,759
Liabilities and Deficit
Current liabilities	166,223	$267,207
Capital lease obligations, net of current portion	20,149	19,851
Long-term debt, net of current portion and deferred financing fees	515,120	418,813
Contingent consideration, net of current portion	22,128	21,457
Distributions payable	—	11,409
Warrant liabilities	77	—
Tax Receivable Agreement liabilities	34,092	—
Accumulated deficit	(62,680)	(66,978)
Total liabilities and deficit	$695,109	$671,759

QUALTEK SERVICES INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited - in thousands)

	For the Six Months Ended
(in thousands)	July 2, 2022	July 3, 2021
Net cash used in operating activities from continuing operations	$(58,733)	$(12,157)
Net cash used in investing activities from continuing operations	(62)	(21,208)
Net cash provided by financing activities from continuing operations	57,696	73,262
Effect of foreign currency exchange rate (translation) on cash	(310)	(13)
Net (decrease) increase in cash	$(1,423)	$37,628

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures

(Unaudited - in thousands)

	For the Three Months Ended		For The Six Months Ended
Revenue:	July 2, 2022	July 3, 2021	July 2, 2022	July 3, 2021
Telecom	$175,173	$117,959	$307,837	$224,439
Renewables and Recovery Logistics	9,049	12,650	24,546	25,283
Total consolidated revenue	$184,222	$130,609	$332,383	$249,722

Adjusted EBITDA

Adjusted EBITDA represents net loss before the provision for management fees, transaction expenses, share based compensation, depreciation and amortization, interest expense, loss on extinguishment of convertible notes, integration, public company readiness and close out costs and other items that are included in net income for the period that the Company does not consider indicative of its ongoing operating performance and certain unusual items impacting results in a particular period.

The following table presents our calculation of Adjusted EBITDA for the three and six months ended July 2, 2022, and July 3, 2021 and reconciles these measures to our Net loss for the same periods:

	For the Three Months Ended		For The Six Months Ended
Adjusted EBITDA Reconciliation:	July 2, 2022	July 3, 2021	July 2, 2022	July 3, 2021
Telecom adjusted EBITDA	$17,031	$11,202	$21,843	$16,016
Renewables and Recovery Logistics adjusted EBITDA	(601)	1,141	4,708	4,019
Corporate adjusted EBITDA	(6,276)	(4,720)	(12,366)	(8,649)
Total adjusted EBITDA continuing operations	$10,154	$7,623	$14,185	$11,386
Total adjusted EBITDA - discontinuing operations (1)	—	(1,212)	—	(2,075)
Total adjusted EBITDA	$10,154	$6,411	$14,185	$9,311
Less:
Management fees	—	(124)	(126)	(622)
Transaction expenses	(1,320)	(903)	(10,588)	(1,452)
Share based compensation	(1,114)	—	(7,825)	—
Depreciation and amortization	(14,794)	(13,023)	(29,560)	(25,645)
Interest expense	(13,085)	(11,227)	(25,428)	(21,138)
Loss on extinguishment of convertible notes	—	(2,436)	—	(2,436)
Integration, public company readiness and close out costs	(5,490)	—	(6,854)	—
Net loss from continuing operations	$(25,649)	$(20,090)	$(66,196)	$(39,907)
Net loss from discontinued operations	—	(1,740)	—	(3,129)
Net loss	$(25,649)	$(21,830)	$(66,196)	$(43,036)
(1) Represents suspended Canadian operations within the Telecom segment

About QualTek

Founded in 2012, QualTek is a leading technology-driven provider of infrastructure services to the 5G wireless, telecom, power grid modernization, and renewable energy sectors across North America. QualTek has a national footprint with more than 80 operation centers across the U.S. and a workforce of over 5,000 people. QualTek has established a nationwide operating network to enable quick responses to customer demands as well as proprietary technology infrastructure for advanced reporting and invoicing. The Company reports within two operating segments: Telecommunications and Renewables and Recovery. For more information, please visit qualtekservices.com.

Forward Looking Statements

This communication contains forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995, including statements about the financial condition, results of operations, earnings outlook and prospects of QualTek. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements are based on the current expectations of the management of QualTek and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those discussed and identified in public filings made with the SEC by QualTek.

Should one or more of the risks or uncertainties materialize or should any of the assumptions made by the management of QualTek prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

All pro forma numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

All subsequent written and oral forward-looking statements concerning the matters addressed in this communication and attributable to QualTek or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this communication. Except to the extent required by applicable law or regulation, QualTek undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this communication to reflect the occurrence of unanticipated events.

Media Contact:

QualTek IR/Communications
Gianna Lucchesi
PR@qualtekservices.com
(484) 804 - 4585

Use of Non-GAAP Financial Measures

Non-GAAP results are not presentations made in accordance with U.S. generally accepted accounting principles ("GAAP") and are presented only as a supplement to our financial statements based on GAAP. Non-GAAP financial information is provided to enhance the reader’s understanding of our financial performance, but none of these non-GAAP financial measures are recognized terms under GAAP. They are not measures of financial condition or liquidity, and should not be considered as an alternative to profit or loss for the period determined in accordance with GAAP or operating cash flows determined in accordance with GAAP. As a result, you should not consider such measures in isolation from, or as a substitute for, financial measures or results of operations calculated or determined in accordance with GAAP.

We use non-GAAP measures in our operational and financial decision-making. We believe that such measures allow us to focus on what we deem to be a more reliable indicator of ongoing operating performance and our ability to generate cash flow from operations and we also believe that investors may find these non-GAAP financial measures useful for the same reasons. Non-GAAP measures are frequently used by securities analysts, investors, and other interested parties in their evaluation of companies comparable to us, many of which present non-GAAP measures when reporting their results. These measures can be useful in evaluating our performance against our peer companies because we believe the measures provide users with valuable insight into key components of GAAP financial disclosures. However, non-GAAP measures have limitations as analytical tools and because not all companies use identical calculations, our presentation of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies.

Definitions and reconciliations of non-GAAP measures, such as Adjusted EBITDA, to the most directly comparable GAAP measures are provided within the schedules attached to this release. Our presentation of non-GAAP measures should not be construed as an inference that our future results will be unaffected by any of the adjusted items, or that any projections and estimates will be realized in their entirety or at all.